Exhibit 10.25
AMENDMENT TO REVOLVING NOTE
THIS AMENDMENT (the “Amendment”), dated as of this 10th day of August, 2007 by and between ACROSS AMERICA REAL ESTATE CORP., a Colorado corporation, having an office at 700 Seventeenth Street, Suite 1200, Denver, Colorado 80202 (“Maker”) and GDBA INVESTMENTS, LLLP, a Colorado limited liability limited partnership, having an office at 1440 Blake Street, Denver, Colorado 80202 (“Holder”).
WITNESSETH:
WHEREAS, Maker has executed and delivered to Holder a Revolving Note dated September 28, 2006 (the “Note”) to evidence Maker’s indebtedness to Holder in the principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00); and
WHEREAS, Maker and Holder amended such Revolving Note (“Amendment No. 1”) on March 30, 2007 to further subordinate the Note to a credit facility to be extended to Maker by United Western Bank and otherwise modify certain terms and provisions of the Note; and
WHEREAS, the Note and Amendment No. 1, which incorporates all provisions of the Note, contain a negative covenant which listed an “Event of Default” under the Note as a net loss under GAAP of greater than $1,000,000 in any calendar quarter.
NOW, THEREFORE, in consideration of the premises set forth herein above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto do hereby mutually and expressly understand and agree as follows:
1. Waiver. The parties hereto agree to waive the provisions of Section 3(i) of the Note of as they relate to the Maker’s recognition of impairment charges in its financial statements under Generally Accepted Accounting Principles for the fiscal quarter ended June 30, 2007. The recognition of impairment charges by Maker in its financial statements under Generally Accepted Accounting Principles for the fiscal quarter ended June 30, 2007 will not be considered by the parties to be an Event of Default under Note or Amendment No. 1.
2. Ratification. Except as modified by this Amendment, all of the terms of the Note are ratified and reaffirmed and remain in full force and effect.
3. Inurement. The terms and conditions of this Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.
4. Governing Law. The terms and conditions of this Amendment shall be governed by the applicable laws of the State of Colorado.
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IN WITNESS WHEREOF the parties hereto have each caused this Agreement to be executed by their respective duly authorized representatives, as of the day and year first above written.

MAKER:

ACROSS AMERICA REAL ESTATE CORP., a Colorado corporation

By:	/s/ James W. Creamer III

	Name:	James W. Creamer III

	Title:	Chief Financial Officer

HOLDER:

GDBA INVESTMENTS, LLLP, a Colorado limited liability limited partnership

By:	/s/ G. Brent Backman

	Name:	G. Brent Backman

	Title:	Partner

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